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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-80938) pertaining to the 1993 Incentive Stock Plan, the Registration Statements (Forms S-8, No. 33-88074 and No. 333-07887) pertaining to the 1994 Stock Purchase Plan, the Registration Statement (Form S-8, No. 333-07889) pertaining to the 1995 Director Option Plan and the Registration Statement (Form S-3, No. 333-00758) of NeXstar Pharmaceuticals, Inc., and in the related Prospectus of our report dated February 27, 1997, except for Note 13, as to which the date is March 27, 1997, with respect to the consolidated financial statements of NeXstar Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                            /s/ ERNST & YOUNG LLP
                                            ERNST & YOUNG LLP

Denver, Colorado
March 28, 1997